                                                                 Exhibit 10.1

                          EMPLOYMENT AGREEMENT


    THIS AGREEMENT is made and entered into as of this 3rd day of January, 1994, by and between GREG KILGORE (hereinafter referred to as "Employee"), and Track 'N Trail, a California corporation (hereinafter referred to as "Track 'N Trail").

    IN CONSIDERATION of the mutual promises set forth below, Employee and Track 'N Trail hereby agree as follows:

    1. EMPLOYMENT. Track 'N Trail hereby agrees to employ Employee, and Employee agrees to provide services to Track 'N Trail in the position of Executive Vice President/COO on an "at-will" basis, subject to the terms and conditions hereinafter set forth.

    2. DUTIES. Subject to the control of Track 'N Trail's Board of Directors and/or Track 'N Trail management personnel with authority over Employee, Employee shall perform the duties and responsibilities set forth in Attachment A and such other duties and responsibilities assigned from time-to-time which are commensurate with Employee's role as Track 'N Trail's Executive Vice President/COO. Throughout the term of this Agreement, Employee shall devote all of his or her energies, interest, abilities and productive time to the performance of his or her duties and responsibilities under this Agreement, and shall not, without Track 'N Trail's prior written consent, render services to any other person or entity or otherwise engage in any other activity that would materially interfere with the performance of such duties and responsibilities under this Agreement.

    3. TERM. The term of this Agreement shall be two (2) year(s) from the effective date of this Agreement and shall extend and renew for a one-year period each anniversary date thereafter, unless terminated as set forth herein. Employee or Track 'N Trail may terminate Employee's employment and this Agreement with or without "cause" (including by reason of Employee's disability for more than four months or death) upon thirty (30) days' written notice to the other party. Additionally, Track 'N Trail may terminate this Agreement and

Employee's employment for "cause" immediately without notice. "Cause" shall be defined as follows:

         (a) Employee being convicted of, pleading guilty or nolo contendere to, or confessing to any act of fraud, misappropriation or embezzlement, or to any felony;

         (b) Employee engaging in dishonest acts to the detriment of Track 'N Trail;

         (c) Employee otherwise failing to comply with the terms of this Agreement and/or engaging in misconduct in violation of Track 'N Trail policies.

    4. PAY ON TERMINATION. Should Track 'N Trail terminate this Agreement and Employee's employment without cause as defined above and/or materially breach any portion of this Agreement, Track 'N Trail shall tender to Employee an amount equal to one (1) year of pay, to be calculated at the highest rate of pay Employee has received from Track 'N Trail in the two-year period prior to Employee's termination. Payments of said sum shall be made on Employee's last day of employment, or on terms mutually agreeable to Employee and Track 'N Trail.

    5. WORKING CONDITIONS. Track 'N Trail agrees that during the term of this Agreement Track 'N Trail:

         (a) Shall provide, establish and maintain reasonable working conditions for Employee and abide by all state, federal and local employment regulations and law;

         (b) Shall not, without the written consent of Employee, materially alter or reduce the duties and responsibilities assigned to Employee as set forth in Attachment A to this Agreement; or

         (c) Shall not, without written consent of Employee, require Employee to relocate to any office in excess of thirty (30) miles from El Dorado Hills, California.

    Notwithstanding anything to the contrary in this paragraph 5 or this Agreement overall, Track 'N Trail's failure to meet any of its obligations under this paragraph 5 shall constitute a termination of Employee without cause entitling Employee to the sole remedy of electing to continue his or her employment notwithstanding such failure or to leave Track 'N Trail's employ and receive compensation from Track 'N Trail pursuant to the provisions of paragraph 4.

    6. COMPENSATION. Employee agrees to accept and Track 'N Trail agrees to pay for Employee's services at the rate of $130,000 per year. Employee shall be eligible to receive bonuses on the same terms and conditions as other similarly situated employees. Track 'N Trail reserves the right to increase Employee's compensation rate prospectively at any time.

    7. CONFIDENTIAL INFORMATION. Employee will, in the course of Employee's duties on behalf of Track 'N Trail, be advised of certain business matters and affairs of Track 'N Trail regarding its clients and the management of its business. The duties performed by Employee for Track 'N Trail place Employee in a position of trust and confidence with respect to certain trade secrets and other proprietary information relating to the business of Track 'N Trail and not generally known to the public. These trade secrets include, but are not limited to, Track 'N Trail's price lists, advertising and promotional ideas and strategies, customer lists, and formulas, patterns, devices, processes, compilations of information, records, and specifications which are owned by Track 'N Trail and which are regularly used in the operation of Track 'N Trail (hereinafter "confidential information"). Employee will not, either during the term of Employee's employment or any time in the future, directly or indirectly:

         (a) Disclose or furnish, directly or indirectly, to any other person, firm, agency, corporation, client, business, or enterprise, any confidential information acquired by Employee during the term of this Agreement;

         (b) Individually or in conjunction with any other person, firm, agency, company, client, business or corporation, employ or cause to be employed any confidential information in any manner whatsoever, except in furtherance of the business of Track 'N Trail;

         (c) Without the written consent of Track 'N Trail, publish, deliver, or commit to being published or delivered, any copies, abstracts, or summaries of any files, records, documents, drawings, specifications, lists, equipment, and similar items relating to the business of Track 'N Trail, whether prepared by the Employee or otherwise coming into the Employee's possession, except to the extent required in the ordinary course of Track 'N Trail's business;

         (d) Attempt to encourage, induce, or otherwise solicit, directly or indirectly, any other employee of Track 'N Trail to breach an employment agreement with Track 'N Trail or to otherwise interfere with the advantageous business relationship of Track 'N Trail with its employees.

    All files, records, documents, drawings, specifications, lists, equipment and similar items relating to the business of Track 'N Trail, whether prepared by Employee or otherwise coming into the Employee's possession, shall remain the exclusive property of Track 'N Trail and shall not be removed from the premises of Track 'N Trail under any circumstances whatsoever without the prior written consent of an officer of Track 'N Trail.

    Upon termination of Employee's employment, Employee agrees to immediately return to Track 'N Trail all property of Track 'N Trail in as good condition as when received by Employee (normal wear and tear excepted) including, but not limited to, all files, records, documents, drawings, specifications, lists, equipment and supplies, promotional materials and similar items relating to the business of Track 'N Trail.

    8. REPAYMENTS. Employee hereby expressly agrees to repay to Track 'N Trail any and all sums owed by Employee to Track 'N Trail immediately upon termination of Employee's employment.

 S /GK/
________
Employee
Initials

    9. ARBITRATION. In the event Employee's employment and this Agreement are terminated, and Employee believes the termination was wrongful and/or violated any of Employee's rights, Employee and Track 'N Trail agree to submit any dispute arising out of the termination of Employee's employment, including, but not limited to, claims of termination allegedly resulting from discrimination on the basis of race, sex, age, national origin, ancestry, color, religion, marital status, status as a veteran of the Vietnam era, physical or mental disability, medical condition, or any other basis prohibited by law, exclusively to final and binding arbitration before a neutral arbitrator.

    If Employee and Track 'N Trail are unable to agree upon a neutral arbitrator, Track 'N Trail will obtain a list of arbitrators from a state or federal arbitration service. Employee (first) and then Track 'N Trail will alternately strike names from the list until one name remains; the remaining person shall be the arbitrator. The arbitrator shall be bound by the qualifications and disclosure provisions and the procedures set forth in the 1989 Model Employment Arbitration Procedures of the American Arbitration Association and shall order such discovery as is appropriate to the nature of the claim and necessary to the adjudication thereof.

    Arbitration proceedings shall be held in the city or town where Employee's employment services were performed, at Track 'N Trail headquarters or at any other location mutually agreed upon by Employee and Track 'N Trail. The arbitrator shall determine the prevailing party in the arbitration and the costs of the arbitration shall be paid by the nonprevailing party.

    Employee and Track 'N Trail agree that this arbitration shall be the exclusive means of resolving any dispute arising out of Employee's termination and that no other action will be brought by Employee in any court or other forum. ONLY THE ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE THE DISPUTE.

    If Employee decides to dispute Employee's termination, Employee agrees to deliver a written request for arbitration to Track 'N Trail within one year of the date of Employee's termination and to respond within 14 calendar days to each communication regarding the selection of an arbitrator and the scheduling of a hearing and other matters related to arbitration proceedings. If Track 'N Trail does not receive a written request for arbitration from Employee within one year from the date of Employee's termination or if Employee does not respond to any communication from Track 'N Trail about the arbitration proceedings within 14 calendar days, Employee agrees Employee will have waived any right to raise any claims arising out of the termination of Employee's employment with Track 'N Trail in arbitration or in any court or other forum. The limitations set forth in this paragraph shall not be subject to tolling, equitable or otherwise.

    The arbitrator shall be permitted to award only those remedies in law or equity which are requested by the parties and supported by credible, relevant evidence. The provisions of this arbitration provision shall survive the termination of this Agreement and Employee's employment, and shall remain in full force and effect thereafter.

    Employee and Track 'N Trail agree that if any court of competent jurisdiction declares that any part of this arbitration provision is illegal, invalid or unenforceable, such a declaration will not affect the legality, validity or enforceability of the remaining parts of the arbitration provision and the illegal, invalid or unenforceable part will no longer be part of this arbitration provision.

 S /GK/
________
Employee
Initials

    10. POLICIES. Employee shall be bound by all the policies, rules and regulations of Track 'N Trail now in force, and by all such other policies, rules and regulations as may be hereafter implemented and called to his/her notice, and will faithfully observe and abide by the same.

    11.  OTHER TERMS AND CONDITIONS OF EMPLOYMENT.

    See Attachment B - Bonus Program
    See Attachment C - Stock Appreciation Rights Agreement
    (If none, Employee initial here.  ______).

    12. INDEMNIFICATION. Track 'N Trail agrees that Track 'N Trail shall indemnify and hold Employee harmless for any and all losses, costs, damages, expenses, including attorneys' fees, incurred by Employee as a direct consequence of the discharge of his/her duties as such and/or by reason of the fact that Employee is or was an agent of Track 'N Trail. Track 'N Trail further agrees to indemnify and hold Employee harmless for any and all losses, costs, damages, expenses, including attorneys' fees, incurred by Employee arising out of Track 'N Trail's breach of this Agreement or any part thereof, regardless of the judgment or decisions arising therefrom.

    13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of said parties and each of them and their heirs, administrators, representatives, executors, successors and assigns provided, however, that in no event may Employee assign his or her rights or delegate his or her duties under this Agreement to any other party without the prior written consent of Track 'N Trail.

    14. SEVERABILITY. Track 'N Trail and Employee agree that should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term or provision will be deemed not to be part of this Agreement.

    15. ENTIRE UNDERSTANDING. This Agreement contains all the understandings and agreements between the parties concerning Employee's employment and Employee acknowledges that no person who is either an agent or employee of Track 'N Trail may orally or by conduct modify, delete, vary, or contradict, the terms and conditions set forth herein. This Agreement replaces any and all prior agreements between Employee and Track 'N Trail related to Employee's employment and any and all such prior Agreements are hereby canceled.

    IN WITNESS WHEREOF, the parties have executed this Agreement at El Dorado Hills, California to be effective as of the date first written above.

                                  EMPLOYEE:

                                  /S/ GREGORY M. KILGORE
                                  -----------------------------------------


                                  TRACK 'N TRAIL, a California corporation



                                  By:  /S/ DAVE SUECHTING, JR.
                                       ------------------------------------
                                       Name: DAVE SUECHTING, JR.
                                       Title: President


                                  Copy Delivered to Employee
                                  on            1/3/94
                                      -------------------------------------

            JOB DESCRIPTION - EXECUTIVE VICE PRESIDENT/C.O.O.


1.0      INTRODUCTION:

   1.1 The purpose of this procedure is to establish and define the position of Executive Vice President/C.O.O.

   1.2 The basic function of the Executive Vice President/C.O.O. is to provide the necessary leadership to direct Track 'N Trail's business management, executing the plans and policies established by the President. The Executive Vice President/C.O.O. will manage and control Track 'N Trail's daily activities.

2.0      AUTHORITY:

   2.1 As an officer of Track 'N Trail, the Executive Vice President/ C.O.O. is appointed at will by the Board of Directors and reports directly to the President.

   2.2 The following positions report directly to the Executive Vice President/C.O.O.:

         2.21 Vice President of Marketing

         2.22 Vice President of Stores

         2.23 Vice President of Finance/C.F.O.

         2.24 Director of Real Estate and Construction

   2.3 The Executive Vice President/C.O.O. has the authority to implement Track 'N Trail's financial plan as long as sales and income levels are at or ahead of schedule. If sales or income levels are behind, approved spending levels must be re-approved by the President.

   2.4 The Executive Vice President/C.O.O. has the authority to re-allocate departmental budgets within the overall approved budget plan providing sales goals and net profit goals are within plan or better and he/she has the support of the V.P. of Finance/C.F.O.

   2.5 The Executive Vice President/C.O.O. exercises hiring, promoting, commending, and terminating authority over personnel reporting directly to the Executive Vice President/C.O.O. This authority requires the approval of the Board of Directors in any case involving Officers of Track 'N Trail.

   2.6 The Executive Vice President/C.O.O. has the authority to conduct compensation reviews for those positions directly reporting the him/her and recommend changes as part of the budget process.

3.0      RESPONSIBILITIES:

   The Executive Vice President/C.O.O. is responsible for the following:

   3.1 As the Chief Operating Officer, providing the necessary leadership and management to execute the plans and policies of the President.

   3.2 Managing the overall operations of Track 'N Trail in the most efficient manner in order to achieve the profitability and growth goals as established by the President.

   3.3   Advising and supporting the President on all matters.

   3.4 Developing and coordinating the budget process and its submission to the President for approval.

   3.5 Monitoring the overall operations of Track 'N Trail to ensure full compliance with all Federal, State, and local regulations.

   3.6 Advising the President on other business opportunities and/or acquisitions.

   3.7 Coordinating all outside professional services deemed appropriate by the President.

   3.8 Executing and directing the implementation of all personnel policies established by the President.

   3.9 Implementing and enforcing a corporate management training and development plan to increase the expertise of the management team.

   3.10 Directing the execution of Track 'N Trail's public relations policy.

   3.11 Directing the establishment of personnel policies to ensure company-wide standardization and compliance.

   3.12  Directing the implementation of established marketing guidelines.

4.0      DUTIES:

   The duties of the Executive Vice President/C.O.O. include the following:

   4.1 Supervise and direct the activities of the Managers of each department to enforce the execution of Track 'N Trail's plans and policies.

   4.2   Resolve problems crossing departmental lines of responsibility.

   4.3   Chair the Executive Advisory Committee and direct its activities.

   4.4 Monitor the development and standardization of company-wide policy procedures.

   4.5 Receives reports to monitor business operations in an accurate and timely manner in order to direct appropriate corrective action.

   4.8 Brief the President on a regular basis regarding financial, personnel, and field management problems, actions initiated and attainment of goals to date.

   4.9 Annually evaluates those personnel who report directly to the Executive Vice President/C.O.O.

   4.10 Coordinates staffing/manning requirements as needs change and incorporates those recommendations into the budget process for Track 'N Trail.

   4.11 At least annually, review those job descriptions of the positions reporting directly to the Executive Vice President C.O.O. for content and accuracy in describing the functional authority, responsibilities, and duties.

5.0      MEASURES OF PERFORMANCE:

   The Executive Vice President/C.O.O. is deemed to be performing in a satisfactory manner when the following are met:

   5.1 The management of Track 'N Tail has resulted in consistently achieving at least 90% of the profit goal and budget expense goals are maintained within 4% of budget.

   5.2 The activities of Track 'N Trail and the Executive Vice President/ C.O.O. are consistent with the directives of the President in supporting field units to sell products.

   5.3 The company budget was properly developed in an accurate, realistic, achievable, and timely manner.

   5.4 Leadership was applied in a fair, effective, and consistent manner resulting in positive morale throughout the company.

   5.5 The plans and policies of the President were executed in a satisfactory manner conforming to established standards.

   5.6 Proper performance evaluations have been accomplished for personnel reporting directly to the Executive Vice President/ C.O.O. in an accurate and timely manner.

                      TRACK 'N TRAIL AGREEMENT FOR
                        STOCK APPRECIATION RIGHTS

   TRACK 'N TRAIL, INC., a California corporation (the "Company"), agrees with GREGORY M. KILGORE ("Kilgore") as follows:

   1. PURPOSE OF AGREEMENT. The purpose of this Agreement is to further the long-term growth and earnings of the Company by offering long-term incentives in addition to current compensation to Kilgore for the performance of his duties as Executive Vice President and Chief Operating Officer of the Company. The Track 'n Trail Agreement for Stock Appreciation Rights between the Company and Kilgore dated May 26, 1992, is hereby terminated and shall be of no further force and effect, and this Agreement shall be the only Stock Appreciation Rights Agreement between the Company and Kilgore.

   2.   DEFINITIONS.

   (a) STOCK APPRECIATION RIGHTS. The Vested Percentage of the value of the Company's issued and outstanding capital stock on the Valuation Date in excess of $3,551,845, which is the book value of the Company on June 29, 1991.

   (b) VESTED PERCENTAGE. Vested Percentage is defined by the following schedule showing the Vested Percentage on the first day of the Company's fiscal year beginning in each of the years set forth in the schedule.

   Fiscal Year Beginning In                          Vested Percentage


             1993                                         0.4%
             1994                                         0.8%
             1995                                         1.2%
             1996                                         1.6%
             1997                                         2.0%

   (c)  VALUATION DATE.  The Valuation Date is the earlier of:

           (i) The date that Kilgore's employment is terminated, whether by the Company, by Kilgore, or by his death or his retirement;

           (ii) The date that Kilgore becomes permanently totally disabled, as evidenced by a physician's written determination;

           (iii)  The date June 1, 2007; or

           (iv) The date that ownership of more than 50% of the Company's issued and outstanding capital stock is acquired by any entity or entities other than members of the family of David L. Suechting, Sr.

   3. VALUATION METHOD. For purposes of determining "the value of the Company's issued and outstanding capital stock on the Valuation Date" within the meaning of the definition of Stock Appreciation Rights, the following valuation method shall be used:

        (a) If the Valuation Date is the date referred to in subparagraph 3(c)(i), (ii) or (iii), then "the value of the company's issued and outstanding capital stock on the Valuation Date" shall be the book value of the Company at its immediately preceding fiscal year end. Book value is defined as the sum of the Company's retained earnings, its capital stock and its paid-in capital.

        (b) If the Valuation Date is the date referred to in subparagraph 3(c)(iv), then "the value of the Company's issued and outstanding capital stock on the Valuation Date" shall be a sum determined by multiplying the fair market value of the consideration paid for each share of stock acquired by the new outside controlling entity or entities by the total number of shares of issued and outstanding capital stock of the Company on the Valuation Date.

   4. PAYMENT FOR STOCK APPRECIATION RIGHTS. The dollar value of the Stock Appreciation Rights shall be paid without interest to Kilgore in five (5) equal annual installments, the first of which shall be paid within thirty (30) days of the Valuation Date, the second on the first anniversary of the Valuation Date, the third on the second anniversary of the Valuation Date, the fourth on the third anniversary of the

Valuation Date and the last on the fourth anniversary of the Valuation Date.

   5. KILGORE'S RIGHTS UNSECURED. Kilgore's right to receive payment pursuant to this Agreement shall be an unsecured claim against the general assets of the Company.

   6. KILGORE'S RIGHTS NON-TRANSFERABLE. Kilgore's rights are personal to him and to any person or persons who may become entitled by reason of Kilgore's death, and Kilgore's rights or the rights of any such successors shall not be subject to voluntary or involuntary alienation, assignment or transfer by Kilgore or any such successors.

   7. BINDING UPON SUCCESSORS. The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company and the terms "Company" whenever used in this Agreement shall mean and include any such corporation or organization after such succession. If the business conducted by the Company shall be discontinued, any unpaid installment under this Agreement shall become payable in a lump sum to the person or persons entitled thereto.

   8. DESIGNATION OF BENEFICIARY TO RECEIVE PAYMENTS IN THE EVENT OF KILGORE'S DEATH. If Kilgore should die before receipt of all payments to which he is entitled hereunder, payments of the amounts to which he is further entitled shall be made to such beneficiary as Kilgore shall have designated by an instrument in writing filed with the Secretary of the Company, or, in the absence of such designation, to his personal representative. Such payments shall be made in the same manner and at the same intervals as they would have been made to Kilgore had he continued to live.

   9. NO EMPLOYMENT RIGHTS. Kilgore shall have no right to be retained in the employ of the Company by virtue of this Agreement.

   10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

   EXECUTED this 8th day of October, 1992 in El Dorado, Hills, California.

                                 TRACK 'N TRAIL, INC.


                                 By:   /S/ DAVID L. SUECHTING, SR.
                                      ------------------------------------
                                        David L. Suechting, Sr.
                                        President


                                        /S/ GREGORY M. KILGORE
                                 -----------------------------------------
                                             Gregory M. Kilgore

                      TRACK 'N TRAIL AGREEMENT FOR
                        STOCK APPRECIATION RIGHTS


TRACK 'N TRAIL, INC., a California corporation (the "Company"), agrees with GREGORY M. KILGORE ("Kilgore") as follows:

   1. PURPOSE OF AGREEMENT. The purpose of this Agreement is to further the long-term growth and earnings of the Company by offering long-term incentives in addition to current compensation to Kilgore for the performance of his duties as Executive Vice President and Chief Operating Officer of the Company. The Track 'N Trail Agreements for Stock Appreciation Rights between the Company and Kilgore dated May 26, 1992 and October 8, 1992, are hereby terminated and shall be of no further force and effect, and this Agreement shall be the only Agreement for Stock Appreciation Rights between the Company and Kilgore.

   2.   DEFINITIONS.

   (a) STOCK APPRECIATION RIGHTS. The Vested Percentage of the value of the Company is issued and outstanding capital stock on the Valuation Date in excess of $7.5 million.

   (b) VESTED PERCENTAGE. Vested Percentage is defined by the following schedule showing the Vested Percentage on the first day of the Company's fiscal year beginning in each of the years set forth in the schedule.

   Fiscal Year Beginning In                          Vested Percentage
   ------------------------                          ------------------
             1993                                              1%
             1994                                              2%
             1995                                              3%
             1996                                              4%
             1997                                              5%

   (c)  VALUATION DATE.  The Valuation Date is the earlier of:

           (i) The date that Kilgore's employment is terminated whether by the Company, by Kilgore, or by his death or his retirement;

           (ii) The date that Kilgore becomes permanently totally disabled, as evidenced by a physician's written determination;

           (iii)  The date June 1, 2007; or

           (iv) The date that ownership of more than 50% of the Company's issued and outstanding capital stock is acquired by any entity or entities other than members of the family of David L. Suechting, Sr.

   3. VALUATION METHOD. For purposes of determining "the value of the Company's issued and outstanding capital stock on the Valuation Date" within the meaning of the definition of Stock Appreciation Rights, the following valuation method shall be used:

        (a) If the Valuation Date is the date referred to in subparagraph 2(c)(i), (ii) or (iii), then "the value of the Company's issued and outstanding capital stock on the Valuation Date" shall be
    7.6 times the Company's average annual pre-tax earnings for the three fiscal years immediately preceding the Valuation Date.

        (b) If the Valuation Date is the date referred to in subparagraph 2(c)(iv), then "the value of the Company's issued and outstanding capital stock on the Valuation Date" shall be a sum determined by multiplying the fair market value of the consideration paid for each share of stock acquired by the new outside controlling entity or entities by the total number of shares of issued and outstanding capital stock of the Company on the Valuation Date.

   4. PAYMENT FOR STOCK APPRECIATION RIGHTS. The dollar value of the Stock Appreciation Rights shall be paid without interest to Kilgore in five (5) equal annual installments, the first of which shall be paid within thirty (30) days of the Valuation Date, the second on the first anniversary of the Valuation Date, the third on the second anniversary of the Valuation Date, the fourth on the third anniversary of the Valuation Date and the last on the fourth anniversary of the Valuation Date.

   5. KILGORE'S RIGHTS UNSECURED. Kilgore's right to receive payment pursuant to this Agreement shall be an unsecured claim against the general assets of the Company.

   6. KILGORE'S RIGHTS NON-TRANSFERABLE. Kilgore's rights are personal to him and to any person or persons who may become entitled by reason of Kilgore's death, and Kilgore's rights or the rights of any such successors shall not be subject to voluntary or involuntary alienation, assignment or transfer by Kilgore or any such successors.

   7. BINDING UPON SUCCESSORS. The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company and the term "Company" whenever used in this Agreement shall mean and include any such corporation or organization after such succession. If the business conducted by the Company shall be discontinued, any unpaid installment under this Agreement shall become payable in a lump sum to the person or persons entitled thereto.

   8. DESIGNATION OF BENEFICIARY TO RECEIVE PAYMENTS IN THE EVENT OF KILGORE'S DEATH. If Kilgore should die before receipt of all payments to which he is entitled hereunder, payments of the amounts to which he is further entitled shall be made to such beneficiary as Kilgore shall have designated by any instrument in writing filed with the Secretary of the Company, or, in the absence of such designation, to his personal representative. Such payments shall be made in the same manner and at the same intervals as they would have been made to Kilgore had he continued to live.

   9. NO EMPLOYMENT RIGHTS. Kilgore shall have no right to be retained in the employ of the Company by virtue of this Agreement.

   10. NO GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

   EXECUTED this ____ day of __________, 1994 in El Dorado Hills, California.


                                 TRACK 'N TRAIL, INC.


                                 By:  ----------------------------------
                                        David L. Suechting, Sr.
                                        President



                                 ---------------------------------------
                                           Gregory M. Kilgore

DATE:   JANUARY 3, 1994

TO:     GREG KILGORE
FROM:   DAVE SUECHTING JR.

SUBJECT:     1994 EXECUTIVE BONUS PROGRAM

****************************PERSONAL AND CONFIDENTIAL*************************

I AM PLEASED TO ANNOUNCE THE 1994 BONUS PLAN FOR YOU, FOR THE PERIOD ENDING 12/31/94. THE DETAILS AND AN EXAMPLE OF THE PLAN ARE ON THE ENCLOSED ATTACHMENT. YOUR BONUS EARNINGS WILL BE BASED UPON FIVE AREAS OF RESPONSIBILITY AS FOLLOWS:

PROFITABILITY - 6% EARNINGS ON PRE-TAX INCOME ABOVE THE BENCHMARK EARNINGS OF $2,499,000.
STORE WAGE CONTROL - $50 FOR EACH .01% SAVINGS BELOW THE 10.79% PLAN.
COMP STORE SALES GAIN - $50 FOR EACH .01% ABOVE THE 3.0% PLAN.
INVENTORY CONTROL - $50 FOR EACH .01% UNDER THE .60% PLAN SHRINK
MODIFIED MAINTAINED MARGIN - $50 FOR EACH .01% OVER THE 48.06% PLAN.

IT IS UNDERSTOOD THAT IF CERTAIN MINIMUM PERFORMANCE IS NOT ATTAINED AS DEFINED ON THE ATTACHMENT, THAT THE EMPLOYEE WILL NOT PARTICIPATE IN THE BONUS PROGRAM FOR 1994.

THE PRE-TAX PROFITS WILL NOT BE PENALIZED (REDUCED) FOR ITEMS WHICH ARE NOT NORMAL OPERATING ITEMS, INCLUDING:

   -    LEGAL BILLS INCURRED IN DEFENDING THE COMPANY FROM SHAREHOLDERS
   - LEGAL/ACCOUNTING/APPRAISAL/INVESTMENT BANKING OR ANY OTHER BILLS RELATED TO THE SALE OR POTENTIAL SALE OF THE COMPANY
   - ANY PAYMENTS/FEES PAID TO OR ON BEHALF OF DAVE SUECHTING SR./BARBARA SUECHTING.
   -    ANY DISTRIBUTIONS TO THE SHAREHOLDERS.
   - ANY COURT ORDERED EXPENSE DUE TO THE SHAREHOLDERS INCLUDING PAYMENT FOR BOARD MEMBERS, OR NEUTRAL "EMPLOYEES".
   -    ANY MANAGEMENT FEE SALARY OR SIMILAR EXPENSE FROM NEW OWNERS
   - ANY EXPENSE PAID TO TERMINATE A LEASE ON A NON-PRODUCTIVE STORE, NET OF ANY SAVINGS IN THE CURRENT YEAR FROM EARLY TERMINATION.
   -    EXPENSES INCURRED DUE TO STOCK APPRECIATION RIGHTS.
   -    ANY OTHER EXPENSES NOT IN THE NORMAL COURSE OF BUSINESS

IT IS UNDERSTOOD THAT THIS BONUS AGREEMENT SHALL BE BINDING UPON ANY SUCCESSORS, SHOULD THE COMPANY BE SOLD IN PART OR IN WHOLE.

THE BONUS PAYOUT FOR CALENDAR 1994 WILL OCCUR ON OR BEFORE 3/15/95, FOR EACH PARTICIPANT THAT WAS EMPLOYED AS OF 12/31/94.

THIS BONUS PLAN IS EFFECTIVE FOR THE CALENDAR YEAR 1994 ONLY, AND THE COMPANY RESERVES THE RIGHT TO ELIMINATE OR CHANGE THE BONUS PROGRAM FOR FUTURE PERIODS.